Exhibit 99.1

World Fuel Services Completes Acquisition of Ascent Aviation Group

-- Further Expands General Aviation Business --

MIAMI--(BUSINESS WIRE)--April 4, 2011--World Fuel Services Corporation (NYSE:INT) announced today that its wholly-owned subsidiary, World Fuel Services, Inc., has completed the previously announced acquisition of Ascent Aviation Group, Inc. ("Ascent") a leading distributor of aviation fuel and deicing fluids.

"The acquisition of Ascent further strengthens our platform in the general aviation fuel distribution business and expands our product offering," stated Michael J. Kasbar, president and chief operating officer of World Fuel Services Corporation. "We are pleased to welcome Ascent to the World Fuel organization and are looking forward to working with their talented team."

Ascent, based in Parish, New York, supplies aviation fuel and deicing fluid to more than 450 airports and fixed base operators (“FBO’s”) throughout North America. Ascent is a national branded reseller of aviation fuel for ConocoPhillips and is the exclusive third-party distributor of deicing fluids for Dow Chemical in the United States.

The transaction is expected to be $0.03 to $0.05 accretive to earnings in the first twelve months.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and may involve risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These statements include, without limitation, statements regarding the consummation of the transaction, its effects on future earnings or other operating results, the expected closing date of the transaction, any other effect or benefit of the transaction, and any other statements that are not historical facts. These risks and uncertainties include the ability of the Company to achieve forecasted operating results and operating benefits currently expected from the proposed transaction and the timing and receipt of approvals for the transaction. Other risks and uncertainties, detailed from time to time in the Company's Securities and Exchange Commission filings could cause actual results to differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries and territories, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 48 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company's global team of market makers provides deep domain expertise in all aspects of aviation, marine, and land fuel management. Aviation customers include commercial airlines, cargo carriers and private aircraft, as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
or
Francis X. Shea, 305-428-8000
Executive Vice President & Chief Risk and Administrative Officer